Exhibit 99.1

500 Laurel Street Baton Rouge, LA 70801 Phone: 877.614.7600

FOR IMMEDIATE RELEASE	Misty Albrecht
April 22, 2021	b1BANK
225.286.7879
Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR Q1 2021

Baton Rouge, La. (April 22, 2021) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, Baton Rouge, Louisiana, today announced its unaudited results for the quarter ended March 31, 2021, including net income of $12.3 million, or $0.59 per diluted share, a decrease of $1.5 million and $0.08, respectively, from prior quarter ended December 31, 2020. On a non-GAAP basis, core net income for the quarter ended March 31, 2021, which excludes certain income and expenses, was $12.6 million, or $0.61 per diluted share, a decrease of $1.5 million and $0.07, respectively, from prior quarter ended December 31, 2020.

“2021 has gotten off to a fast start for b1BANK,” said Jude Melville, president and CEO. “Growth in our earnings power reflects successful integration of the significant merger we conducted in 2020, the additions to our board speak to our credibility as active participants in our community, and continued strong asset quality and stable NIM demonstrate our focus on the health of our portfolio even during a time of significant expansion.  We’re especially excited about our acquisition of SSW and the capability that partnership gives us to more thoroughly serve our clients in the coming years.”

On April 22, 2021, Business First’s board of directors declared a quarterly dividend based upon financial performance for the first quarter in the amount of $0.12 per share, an increase of $0.02 from the prior quarter, to the common shareholders of record as of May 15, 2021. The dividend will be paid on May 31, 2021, or as soon thereafter as practicable.

Quarterly Highlights

●

Smith Shellnut Wilson, LLC (SSW) Acquisition. On March 22, 2021, Business First, through b1BANK, entered into a definitive agreement to acquire SSW, a registered investment advisor with approximately $3.5 billion in assets under management, specializing in managing investment portfolios for corporations, foundations and individuals. The acquisition of SSW was subsequently completed on April 1, 2021.

b1BANK.com

●

Subordinated Debt Issuance. On March 26, 2021, Business First issued $52.5 million in aggregate principal amount of its 4.250% fixed-to-floating subordinated notes due 2031. The subordinated notes were issued to certain qualified institutional buyers and institutional accredited investors in a private placement transaction that was exempt from registration under the Securities Act of 1933, as amended.

●

Corporate Actions. Business First and b1BANK appointed John Ducrest, former Commissioner of the Louisiana Office of Financial Institutions (OFI) and immediate former Commissioner of Securities for the state of Louisiana, and Drew Brees, former quarterback of the New Orleans Saints, to their respective boards of directors during the quarter ended March 31, 2021.

●

Small Business Administration (SBA) Paycheck Protection Program (PPP), Round 2. Business First has funded approximately 1,500 loans with an aggregate outstanding principal balance of $188.5 million under round 2 of the SBA PPP. Additionally, Business First will recognize approximately $8.6 million in fees associated with origination of these loans over their lives.

●

Net Interest Margin and Spread. Net interest margin decreased from 4.26% for the quarter ended December 31, 2020, to 4.23% for the quarter ended March 31, 2021, while net interest spread increased from 4.03% to 4.06% for the quarters ended December 31, 2020, and March 31, 2021, respectively. Excluding loan discount accretion, non-GAAP net interest margin and spread were 3.91% and 3.73%, respectively, for the quarter ended March 31, 2021, compared to 3.99% and 3.75% for the quarter ended December 31, 2020.

Financial Condition

March 31, 2021, Compared to December 31, 2020

Loans

Loans held for investment increased $50.6 million, or 1.69% (6.77 % annualized), for the quarter ended March 31, 2021. The increase was largely attributable to a net increase in SBA PPP loans (round 2) within the commercial portfolio of $71.9 million. Excluding the net increase in SBA PPP loans, total loans held for investment declined for the quarter ended March 31, 2021, by (0.74) %, or (2.96) % annualized. As of March 31, 2021, SBA PPP loans with a principal balance of $385.9 million remain outstanding.

b1BANK.com

Business First has not identified any unusual customer usage of unfunded commitments since the beginning of the COVID-19 pandemic in March 2020.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment increased from 0.35% as of December 31, 2020, to 0.44% as of March 31, 2021. Nonperforming assets as a percentage of total assets increased from 0.48% as of December 31, 2020, to 0.52% as of March 31, 2021. The increase in both metrics was largely attributable to a single, energy-related loan with an outstanding balance of $1.9 million migrating to nonaccrual during the quarter ended March 31, 2021.

Cash and Securities Available for Sale

Cash, including federal funds sold, and securities available for sale increased by $137.6 million and $80.6 million, respectively, from the quarter ended December 31, 2020. The increases were largely attributable to the subordinated debt issuance on March 26, 2021, (which increased cash by approximately $41.4 million after repaying existing Business First outstanding debt), SBA PPP forgiveness reimbursements ($118.1 million), and increased municipal deposits ($85.4 million) which occurred during the quarter ended March 31, 2021.

Subordinated Debt

On March 26, 2021, Business First successfully completed a private placement of $52.5 million in aggregate principal amount of its 4.250% fixed-to-floating subordinated notes due 2031, callable by Business First beginning March 2026. The notes qualify for Tier 2 capital treatment for Business First for regulatory capital purposes.

Total Shareholders’ Equity

Book value per common share was $20.03 at March 31, 2021, compared to $19.88 at December 31, 2020. On a non-GAAP basis, tangible book value per share was $16.99 at March 31, 2021, compared to $16.80 at December 31, 2020. The increase was largely attributable to net income for the quarter less dividends distributed based on Q4 2020 performance.

b1BANK.com

March 31, 2021, Compared to March 31, 2020

Loans

Total loans held for investment increased by $1.3 billion compared to March 31, 2020, or 71.73%, due primarily to the acquisition of Pedestal and origination of SBA PPP loans.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 0.57% as of March 31, 2020, to 0.44% as of March 31, 2021. Nonperforming assets as a percentage of total assets decreased from 0.59% as of March 31, 2020, to 0.52% as of March 31, 2021. The decreases were largely attributable to an increase in overall total loans held for investment and total assets from the acquisition of Pedestal and SBA PPP activity.

Total Shareholders’ Equity

Book value per common share was $20.03 at March 31, 2021, compared to $21.58 at March 31, 2020. On a non-GAAP basis, tangible book value per share was $16.99 at March 31, 2021, compared to $17.38 at March 31, 2020. The decreases were attributable to the initial book value dilution caused by the acquisition of Pedestal during the quarter ended June 30, 2020.

Results of Operations

First Quarter 2021 Compared to Fourth Quarter 2020

Net Income and Diluted Earnings Per Share

For the quarter ended March 31, 2021, net income was $12.3 million, or $0.59 per diluted share, compared to net income of $13.8 million, or $0.67 per diluted share, for the quarter ended December 31, 2020. The decreases, $1.5 million and $0.08, respectively, were largely attributable to a reduction in gain on sale of loans, primarily attributable to the $4.4 million gain recognized from sales of loans originated under the Main Street Lending Program in the quarter ended December 31, 2020, offset by decreases in other expense due to extinguishment of Federal Home Loan Bank (FHLB) borrowings, of $2.4 million, and $842,000 in interest expense.

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended March 31, 2021, was $12.6 million, or $0.61 per diluted share, compared to core net income of $14.1 million, or $0.68 per diluted share, for the quarter ended December 31, 2020. Notable noncore events impacting earnings for the quarter ended March 31, 2021, included the incurrence of $350,000 in occupancy and bank premises expenses attributable to hurricane damage, compared to the incurrence of $568,000 in acquisition-related expenses and $158,000 in gains attributed to former bank premises and equipment in other income for the quarter ended December 31, 2020.

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Interest Income

For the quarter ended March 31, 2021, net interest income totaled $40.3 million and net interest margin and net interest spread were 4.23% and 4.06%, respectively, compared to $39.6 million, 4.26% and 4.03% for the quarter ended December 31, 2020. The average yield on the loan portfolio (excluding SBA PPP loans) was 5.53% for the quarter ended March 31, 2021, compared to 5.59% for the quarter ended December 31, 2020. The average yield on total interest-earning assets was 4.65% for the quarter ended March 31, 2021, compared to 4.78% for the quarter ended December 31, 2020. The reduction in interest income was largely attributable to less days and lower yields, $1.0 million less interest income attributable to non-SBA PPP loans, offset by additional accelerated recognition of SBA PPP net loan origination fees due to forgiveness, $0.7 million, for the quarter ended March 31, 2021.

Net interest margin and net interest spread were positively impacted for the quarter ended March 31, 2021, by an additional $496,000 in loan discount accretion, 5 and 6 basis points, respectively, and an additional $777,000 in SBA PPP origination fees, 8 and 9 basis points, respectively, and a reduction in the overall cost of funds (which includes noninterest-bearing deposits).

The average loan yield (excluding SBA PPP loans) was impacted by the origination of loans at lower rates than payoffs during the quarter.

Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $3.1 million) were 3.91% and 3.73%, respectively, for the quarter ended March 31, 2021, compared to 3.99% and 3.75% (excluding loan discount accretion of $2.6 million) for the quarter ended December 31, 2020.

Interest Expense

For the quarter ended March 31, 2021, overall cost of funds (which includes noninterest-bearing deposits) decreased by 12 basis points, from 0.53% to 0.41%, compared to the quarter ended December 31, 2020. The decrease in cost of funds was largely attributable to the continuous repricing of maturing certificates of deposit, as well as the repricing of selected non-maturity deposits, and the impact of Business First’s extinguishment of certain FHLB borrowings in December 2020.

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Other Income

For the quarter ended December 31, 2020, other income was impacted by a $4.4 million increase in gain on sale of loans primarily associated with the Main Street Lending Program, which accounted for the majority of the $4.5 million decrease in other income during the quarter ended March 31, 2021.

Other Expenses

For the quarter ended December 31, 2020, other expenses were impacted by a loss on early extinguishment of FHLB borrowings, resulting in a net loss of $2.4 million, which accounted for the majority of the $2.6 million decrease in other expense during the quarter ended March 31, 2021.

Provision for Loan Losses

During the quarter ended March 31, 2021, Business First recorded a provision for loan losses of $3.4 million, compared to $2.1 million for the quarter ended December 31, 2020. The increase for the quarter ended March 31, 2021, was driven primarily by the additional reserves ($1. 4 million) required on a $1.9 million energy-related loan which was transferred to nonaccrual during the quarter, as well as additional reserves necessary on acquired loans.

Return on Assets and Equity

Return on average assets and equity, each on an annualized basis, were 1.15% and 11.86%, respectively, for the quarter ended March 31, 2021, compared to 1.37% and 13.86%, respectively, for the quarter ended December 31, 2020. Both returns were negatively impacted by lower net income for the quarter ended March 31, 2021.

First Quarter 2021 Compared to First Quarter 2020

Net Income and Diluted Earnings Per Share

For the quarter ended March 31, 2021, net income was $12.3 million, or $0.59 per diluted share, compared to net income of $4.5 million, or $0.34 per diluted share, for the quarter ended March 31, 2020. The increases in net income and diluted earnings per share were largely attributable to the increases in net interest income and other income related to the acquisition of Pedestal on May 1, 2020, as well as the SBA PPP loans and lower costs of funds, offset by increases in the provision for loan losses and additional expenses associated with the acquisition of Pedestal.

b1BANK.com

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended March 31, 2021, was $12.6 million, or $0.61 per diluted share, compared to core net income of $5.0 million, or $0.37 per diluted share, for the quarter ended March 31, 2020. Notable noncore events impacting earnings for the quarter ended March 31, 2021, included the incurrence of $350,000 in occupancy and bank premises expenses attributable to hurricane damage, compared to the incurrence of $126,000 in gains associated with the disposal of former bank premises and equipment in other income and $1.2 million in acquisition-related expenses during the quarter ended March 31, 2020.

Interest Income

For the quarter ended March 31, 2021, net interest income totaled $40.3 million and net interest margin and net interest spread were 4.23% and 4.06%, respectively, compared to compared to $20.2 million, 3.93% and 3.55% for the quarter ended March 31, 2020. The average yield on the loan portfolio (excluding SBA PPP loans) was 5.53% for the quarter ended March 31, 2021, compared to 5.55% for the quarter ended March 31, 2020. The average yield on the loan portfolio (excluding SBA PPP loans) was positively impacted for the quarter ended March 31, 2021, by an additional $2.8 million in loan discount accretion, which accounted for 42 basis points. The increase in interest income was largely attributable to higher average balances due to the Pedestal acquisition, origination of SBA PPP loans, and larger loan purchase discount accretion.

Average yield on total interest-earning assets, net interest margin, and net interest spread were impacted for the quarter ended March 31, 2021, by the federal funds rate cuts of 150 basis points, which occurred late in the first quarter of 2020, as well as the subsequent impacts of the COVID-19 pandemic on the yield curve.

Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $3.1 million) were 3.91% and 3.73%, respectively, for the quarter ended March 31, 2021, compared to 3.88% and 3.49% (excluding loan discount accretion of $290,000) for the quarter ended March 31, 2020.

Interest Expense

For the quarter ended March 31, 2021, overall cost of funds (which includes noninterest-bearing deposits) decreased by 79 basis points, from 1.20% to 0.41%, compared to the quarter ended March 31, 2020. The decrease in cost of funds was partially attributable to the accretion of deposit and FHLB premiums associated with the Pedestal acquisition, $715,000 or 8 basis points, and the strategic extinguishment of FHLB advances which occurred in the quarter ended December 31, 2020, but primarily attributable to an overall reduction in interest rates on deposit offerings and the lower-yielding deposit portfolio acquired from Pedestal.

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Other Income

For the quarter ended March 31, 2021, the increase in other income was largely attributable to the acquisition of Pedestal during the quarter ended June 30, 2020, compared to the quarter ended March 31, 2020.

Other Expenses

For the quarter ended March 31, 2021, the increase in other expense was largely attributable to the acquisition of Pedestal during the quarter ended June 30, 2020, compared to the quarter ended March 31, 2020.

Provision for Loan Losses

During the quarter ended March 31, 2021, Business First recorded a provision for loan losses of $3.4 million compared to $1.4 million for the quarter ended March 31, 2020. The increase for the quarter ended March 31, 2021, was impacted by the additional reserves ($1.4 million) required on a $1.9 million energy-related loan which was transferred to nonaccrual during the quarter, as well as additional reserves necessary on acquired loans.

Return on Assets and Equity

Return on average assets and return on average equity, each on an annualized basis, were 1.15% and 11.86%, respectively, for the quarter ended March 31, 2021, from 0.80% and 6.31%, respectively, for the quarter ended March 31, 2020. Both returns were positively impacted by higher net income for the quarter ended March 31, 2021.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary b1BANK operates 43 banking centers in markets across Louisiana and in the Dallas, Texas area. b1BANK provides commercial and personal banking, treasury management and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

b1BANK.com

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core”) intended to supplement, not substitute for, comparable GAAP measures. These measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. Actual results will also be significantly impacted by the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the extent and duration of closures of businesses, including our branches, vendors and customers; the operation of financial markets; employment levels; market liquidity; the impact of various actions taken in response by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; the adequacy of our allowance for loan losses in relation to potential losses in our loan portfolio; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information on Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.sec.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	March 31,	December 31,	March 31,
(Dollars in thousands)	2021	2020	2020

Balance Sheet Ratios

Loans (HFI) to Deposits	78.83%	82.71%	98.26%
Shareholders' Equity to Assets Ratio	9.38%	9.85%	12.33%

Loans Receivable Held for Investment

Commercial (1)	$962,099	$886,325	$431,992
Real Estate:
Construction and Land	418,234	403,065	260,836
Farmland	52,861	55,883	53,900
1-4 Family Residential	460,907	468,650	295,876
Multi-Family Residential	77,390	95,707	32,859
Nonfarm Nonresidential	966,416	971,603	623,114
Total Real Estate	1,975,808	1,994,908	1,266,585
Consumer (1)	104,071	110,122	72,803
Total Loans (Held for Investment)	$3,041,978	$2,991,355	$1,771,380

Allowance for Loan Losses

Balance, Beginning of Period	$22,024	$20,340	$12,124
Charge-offs – Quarterly	(309)	(715)	(194)
Recoveries – Quarterly	177	265	22
Provision for Loan Losses – Quarterly	3,359	2,134	1,367
Balance, End of Period	$25,251	$22,024	$13,319

Allowance for Loan Losses to Total Loans (HFI)	0.83%	0.74%	0.75%
Net Charge-offs (Recoveries) to Average Total Loans	0.00%	0.01%	0.01%

Remaining Loan Purchase Discount	$32,517	$35,580	$3,246

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans (2)	$11,956	$9,063	$9,301
Loans Past Due 90 Days or More (2)	1,479	1,523	834
Total Nonperforming Loans	13,435	10,586	10,135
Other Nonperforming Assets:
Other Real Estate Owned	8,851	9,051	3,281
Other Nonperforming Assets:	623	402	11
Total Other Nonperforming Assets	9,474	9,453	3,292
Total Nonperforming Assets	$22,909	$20,039	$13,427

Nonperforming Loans to Total Loans (HFI)	0.44%	0.35%	0.57%
Nonperforming Assets to Total Assets	0.52%	0.48%	0.59%

(1) Small Business Administration (SBA) Paycheck Protection Program (PPP) loans accounted for $385.8 million and $0.1 million of the Commercial and Consumer portfolios, respectively, as of March 31, 2021. SBA PPP loans accounted for $313.9 million and $1.6 million of the Commercial and Consumer portfolios, respectively, as of December 31, 2020.

(2) Past due and nonaccrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

b1BANK.com

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2021	2020	2020

Per Share Data

Basic Earnings per Common Share	$0.60	$0.67	$0.34
Diluted Earnings per Common Share	0.59	0.67	$0.34
Dividends per Common Share	0.10	0.10	0.10
Book Value per Common Share	20.03	19.88	21.58

Average Common Shares Outstanding	20,621,930	20,590,239	13,313,154
Average Diluted Shares Outstanding	20,738,013	20,726,648	13,367,276
End of Period Common Shares Outstanding	20,804,753	20,621,437	13,067,987

Annualized Performance Ratios

Return on Average Assets	1.15%	1.37%	0.80%
Return on Average Equity	11.86%	13.86%	6.31%
Net Interest Margin	4.23%	4.26%	3.93%
Net Interest Spread	4.06%	4.03%	3.55%
Efficiency Ratio (1)	59.40%	60.27%	72.39%

Total Quarterly/Year-to-Date Average Assets	$4,276,430	$4,029,660	$2,244,584
Total Quarterly/Year-to-Date Average Equity	415,896	399,332	285,338

Other Expenses

Salaries and Employee Benefits	$14,926	$14,908	$9,435
Occupancy and Bank Premises	1,811	1,525	1,060
Depreciation and Amortization	1,593	1,338	601
Data Processing	1,823	1,967	652
FDIC Assessment Fees	509	595	147
Legal and Other Professional Fees	741	626	394
Advertising and Promotions	477	645	306
Utilities and Communications	575	617	317
Ad Valorem Shares Tax	700	850	375
Directors' Fees	188	173	74
Other Real Estate Owned Expenses and Write-Downs	379	132	253
Merger and Conversion-Related Expenses	10	548	1,148
Other	3,231	5,678	1,881
Total Other Expenses	$26,963	$29,602	$16,643

Other Income

Service Charges on Deposit Accounts	$1,567	$1,672	$931
Gain (Loss) on Sales of Securities	(5)	15	25
Debit card and ATM Fee Income	1,336	1,555	407
Bank-Owned Life Insurance Income	318	251	197
Gain (Loss) on Sales of Loans	(21)	4,413	177
Mortgage Origination Income	229	208	115
Brokerage Commission	543	433	20
Correspondent Bank Income	143	49	109
Participation Fee Income	247	114	68
Gain on Sales of Other Real Estate Owned	46	199	151
Gain on Disposal of Other Assets	117	51	14
Pass-through Income from SBIC Partnerships	53	170	380
Other	510	417	210
Total Other Income	$5,083	$9,547	$2,804

(1) Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

b1BANK.com

Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,	March 31,
(Dollars in thousands)	2021	2020	2020

Assets

Cash and Due From Banks	$355,257	$149,131	$80,109
Federal Funds Sold	105,595	174,152	29,135
Securities Available for Sale, at Fair Values	721,224	640,605	275,115
Mortgage Loans Held for Sale	2,298	969	868
Loans and Lease Receivable	3,041,978	2,991,355	1,771,380
Allowance for Loan Losses	(25,251)	(22,024)	(13,319)
Net Loans and Lease Receivable	3,016,727	2,969,331	1,758,061
Premises and Equipment, Net	57,931	58,593	29,656
Accrued Interest Receivable	25,910	23,895	7,724
Other Equity Securities	12,584	12,693	11,721
Other Real Estate Owned	8,851	9,051	3,281
Cash Value of Life Insurance	60,348	45,030	32,765
Deferred Taxes, Net	5,536	5,858	1,800
Goodwill	53,753	53,862	48,495
Core Deposit Intangible	9,406	9,734	6,471
Other Assets	8,166	7,456	2,461

Total Assets	$4,443,586	$4,160,360	$2,287,662

Liabilities

Deposits
Noninterest-Bearing	$1,186,625	$1,164,139	$417,534
Interest-Bearing	2,672,109	2,452,540	1,385,274
Total Deposits	3,858,734	3,616,679	1,802,808

Securities Sold Under Agreements to Repurchase	21,419	21,825	14,728
Short-Term Borrowings	20	5,020	5,000
Long-Term Borrowings	-	6,000	-
Subordinated Debt	77,500	25,000	25,000
Subordinated Debt - Trust Preferred Securities	5,000	5,000	-
Federal Home Loan Bank Borrowings	33,073	43,145	138,000
Accrued Interest Payable	1,941	2,499	1,573
Other Liabilities	29,198	25,229	18,523

Total Liabilities	4,026,885	3,750,397	2,005,632

Shareholders' Equity

Common Stock	20,805	20,621	13,068
Additional Paid-In Capital	300,282	299,540	206,966
Retained Earnings	89,441	79,174	59,859
Accumulated Other Comprehensive Income	6,173	10,628	2,137

Total Shareholders' Equity	416,701	409,963	282,030

Total Liabilities and Shareholders' Equity	$4,443,586	$4,160,360	$2,287,662

b1BANK.com

Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

		Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2021	2020	2020

Interest Income:
Interest and Fees on Loans	$41,419	$41,762	$24,143
Interest and Dividends on Securities	2,802	2,572	1,731
Interest on Federal Funds Sold and Due From Banks	41	53	142
Total Interest Income	44,262	44,387	26,016

Interest Expense:
Interest on Deposits	3,243	3,736	4,686
Interest on Borrowings	718	1,067	1,119
Total Interest Expense	3,961	4,803	5,805

Net Interest Income	40,301	39,584	20,211

Provision for Loan Losses:	3,359	2,134	1,367

Net Interest Income After Provision for Loan Losses	36,942	37,450	18,844

Other Income:
Service Charges on Deposit Accounts	1,567	1,672	931
Gain (Loss) on Sales of Securities	(5)	15	25
Gain (Loss) on Sales of Loans	(21)	4,413	177
Other Income	3,542	3,447	1,671
Total Other Income	5,083	9,547	2,804

Other Expenses:
Salaries and Employee Benefits	14,926	14,908	9,435
Occupancy and Equipment Expense	3,717	3,373	1,891
Merger and Conversion-Related Expense	10	548	1,148
Other Expenses	8,310	10,773	4,169
Total Other Expenses	26,963	29,602	16,643

Income Before Income Taxes:	15,062	17,395	5,005

Provision for Income Taxes:	2,733	3,561	506

Net Income:	$12,329	$13,834	$4,499

b1BANK.com

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
(Dollars in thousands)	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$2,643,668	$36,538	5.53%	$2,685,093	$37,509	5.59%	$1,740,189	$24,143	5.55%
SBA PPP Loans	374,958	4,881	5.21%	365,058	$4,253	4.66%	-	-	0.00%
Securities Available for Sale	691,476	2,802	1.62%	603,192	2,572	1.71%	286,660	1,731	2.42%
Interest-Bearing Deposit in Other Banks	101,233	41	0.16%	61,485	53	0.34%	28,754	142	1.98%
Total Interest-Earning Assets	3,811,335	44,262	4.65%	3,714,828	44,387	4.78%	2,055,603	26,016	5.06%
Allowance for Loan Losses	(22,709)			(21,020)			(12,203)
Noninterest-Earning Assets	487,804			335,852			201,184
Total Assets	$4,276,430	$44,262		$4,029,660	$44,387		$2,244,584	$26,016

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$2,584,263	$3,243	0.50%	$2,313,511	$3,736	0.65%	$1,342,213	$4,686	1.40%
Subordinated Debt	28,450	459	6.45%	25,000	422	6.75%	25,000	422	6.75%
Subordinated Debt - Trust Preferred Securities	5,000	42	3.36%	5,000	42	3.36%	-	-	0.00%
Advances from Federal Home Loan Bank (FHLB)	37,022	111	1.20%	105,640	407	1.54%	98,323	497	2.02%
Paycheck Protection Program Liquidity Facility (PPPLF)	-	-	0.00%	79,450	70	0.35%	-	-	0.00%
Other Borrowings	31,696	106	1.34%	37,605	126	1.34%	67,125	200	1.19%
Total Interest-Bearing Liabilities	2,686,431	3,961	0.59%	2,566,206	4,803	0.75%	1,532,661	5,805	1.52%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,146,950			$1,033,593			$406,035
Other Liabilities	27,153			30,529			20,550
Total Noninterest-Bearing Liabilities	1,174,103			1,064,122			426,585
Shareholders' Equity:	415,896			399,332			285,338
Total Liabilities and Shareholders' Equity	$4,276,430			$4,029,660			$2,244,584

Net Interest Spread			4.06%			4.03%			3.55%
Net Interest Income		$40,301			$39,584			$20,211
Net Interest Margin			4.23%			4.26%			3.93%

Overall Cost of Funds			0.41%			0.53%			1.20%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)
	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2021	2020	2020

Interest Income:
Interest income	$44,262	$44,387	$26,016
Core interest income	44,262	44,387	26,016
Interest Expense:
Interest expense	3,961	4,803	5,805
Core interest expense	3,961	4,803	5,805
Provision for Loan Losses: (b)
Provision for loan losses	3,359	2,134	1,367
Core provision expense	3,359	2,134	1,367
Other Income:
Other income	5,083	9,547	2,804
(Gains) 1osses on former bank premises and equipment	-	(158)	(126)
(Gains) 1osses on sale of securities	5	(15)	(25)
Core other income	5,088	9,374	2,653
Other Expense:
Other expense	26,963	29,602	16,643
Acquisition-related expenses (2)	(10)	(568)	(1,212)
Stock option exercises - excess taxes (founder's grants)	-	-	(71)
Occupancy and bank premises - hurricane repair	(350)	-	-
Core other expense	26,603	29,034	15,360
Pre-Tax Income: (a)
Pre-tax income	15,062	17,395	5,005
(Gains) 1osses on former bank premises and equipment	-	(158)	(126)
(Gains) 1osses on sale of securities	5	(15)	(25)
Acquisition-related expenses (2)	10	568	1,212
Stock option exercises - excess taxes (founder's grants)	-	-	71
Occupancy and bank premises - hurricane repair	350	-	-
Core pre-tax income	15,427	17,790	6,137
Provision for Income Taxes: (1)
Provision for income taxes	2,733	3,561	506
Tax on (gains) on former bank premises and equipment	-	(33)	(26)
Tax on (gains) on sale of securities	1	(3)	(5)
Tax on acquisition-related expenses (2)	2	120	91
Tax on stock option exercises (founder's grants)	-	-	602
Tax on occupancy and bank premises - hurricane repair	74	-	-
Core provision for income taxes	2,810	3,645	1,168
Net Income:
Net income	12,329	13,834	4,499
(Gains) losses on former bank premises and equipment , net of tax	-	(125)	(100)
Losses (Gains) on sale of securities, net of tax	4	(12)	(20)
Acquisition-related expenses (2), net of tax	8	448	1,121
Stock option exercises, net of tax (founder's grants)	-	-	(531)
Occupancy and bank premises - hurricane repair, net of tax	277	-	-
Core net income	$12,618	$14,145	$4,969
Pre-tax, pre-provision earnings (a+b)	$18,421	$19,529	$6,372
(Gains) losses on former bank premises and equipment	-	(158)	(126)
(Gains) losses on sale of securities	5	(15)	(25)
Acquisition-related expenses (2)	10	568	1,212
Stock option exercises (founder's grants)	-	-	71
Occupancy and bank premises - hurricane repair	350	-	-
Core pre-tax, pre-provision earnings	$18,786	$19,924	$7,504

Average Diluted Shares Outstanding	20,738,013	20,726,648	13,367,276

Diluted Earnings Per Share:
Diluted earnings per share	$0.59	$0.67	$0.34
(Gains) losses on former bank premises and equipment , net of tax	-	(0.01)	(0.01)
(Gains) losses on sale of securities, net of tax	0.00	(0.00)	(0.00)
Acquisition-related expenses (2), net of tax	0.00	0.02	0.08
Stock option exercises (founder's grants)	-	-	(0.04)
Occupancy and bank premises - hurricane repair, net of tax	0.02	-	-
Core diluted earnings per share	$0.61	$0.68	$0.37

Pre-tax, pre-provision profit diluted earnings per share	$0.89	$0.94	$0.48
(Gains) losses on former bank premises and equipment	-	(0.01)	(0.01)
(Gains) losses on sale of securities	0.00	(0.00)	(0.00)
Acquisition-related expenses (2)	0.00	0.03	0.09
Stock option exercises (founder's grants)	-	-	0.01
Occupancy and bank premises - hurricane repair	0.02	-	-
Core pre-tax, pre-provision diluted earnings per share	$0.91	$0.96	$0.56

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21% for 2021 and 2020. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2021	2020	2020

Total Quarterly/Year-to-Date Average Assets	$4,276,430	$4,029,660	$2,244,584
Total Quarterly/Year-to-Date Average Equity	$415,896	$399,332	$285,338

Net Income:
Net income	$12,329	$13,834	$4,499
(Gains) losses on former bank premises and equipment , net of tax	-	(125)	(100)
(Gains) losses on sale of securities, net of tax	4	(12)	(20)
Acquisition-related expenses (2), net of tax	8	448	1,121
Stock option exercises, net of tax (founder's grants)	-	-	(531)
Occupancy and bank premises - hurricane repair, net of tax	277	-	-
Core net income	$12,618	$14,145	$4,969

Return on average assets	1.15%	1.37%	0.80%
Core return on average assets	1.18%	1.40%	0.89%
Return on equity	11.86%	13.86%	6.31%
Core return on average equity	12.14%	14.17%	6.97%

Interest Income:
Interest income	$44,262	$44,387	$26,016
Core interest income	44,262	44,387	26,016
Interest Expense:
Interest expense	3,961	4,803	5,805
Core interest expense	3,961	4,803	5,805
Other Income:
Other income	5,083	9,547	2,804
(Gains) losses on former bank premises and equipment	-	(158)	(126)
(Gains) losses on sale of securities	5	(15)	(25)
Core other income	5,088	9,374	2,653
Other Expense:
Other expense	26,963	29,602	16,643
Acquisition-related expenses	(10)	(568)	(1,212)
Stock option exercises - excess taxes (founder's grants)	-	-	(71)
Occupancy and bank premises - hurricane repair	(350)	-	-
Core other expense	$26,603	$29,034	$15,360

Efficiency Ratio:
Other expense (a)	$26,963	$29,602	$16,643
Core other expense (c)	$26,603	$29,034	$15,360
Net interest and other income (1) (b)	$45,389	$49,116	$22,990
Core net interest and other income (1) (d)	$45,389	$48,958	$22,864
Efficiency ratio (a/b)	59.40%	60.27%	72.39%
Core efficiency ratio (c/d)	58.61%	59.30%	67.18%

Total Average Interest-Earnings Assets	$3,811,335	$3,714,828	$2,055,603

Net Interest Income:
Net interest income	$40,301	$39,584	$20,211
Loan discount accretion	(3,063)	(2,567)	(290)
Net interest income excluding loan discount accretion	$37,238	$37,017	$19,921

Net interest margin (2)	4.23%	4.26%	3.93%
Net interest margin excluding loan discount accretion (2)	3.91%	3.99%	3.88%
Net interest spread	4.06%	4.03%	3.55%
Net interest spread excluding loan discount accretion	3.73%	3.75%	3.49%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing a 30/360 day count convention.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2021	2020	2020

Total Shareholders' (Common) Equity:
Total shareholders' equity	$416,701	$409,963	$282,030
Goodwill	(53,753)	(53,862)	(48,495)
Core deposit intangible	(9,406)	(9,734)	(6,471)
Total tangible common equity	$353,542	$346,367	$227,064

Total Assets:
Total assets	$4,443,586	$4,160,360	$2,287,662
Goodwill	(53,753)	(53,862)	(48,495)
Core deposit intangible	(9,406)	(9,734)	(6,471)
Total tangible assets	$4,380,427	$4,096,764	$2,232,696

Common shares outstanding	20,804,753	20,621,437	13,067,987

Book value per common share	$20.03	$19.88	$21.58
Tangible book value per common share	$16.99	$16.80	$17.38
Common equity to total assets	9.38%	9.85%	12.33%
Tangible common equity to tangible assets	8.07%	8.45%	10.17%

b1BANK.com